EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AMERCO
Reno, NV

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (no. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and consolidating entities of our report dated May 31, 2006, relating to the consolidated financial statements of SAC Holding II Corporation (a wholly-owned subsidiary of Blackwater Investments, Inc.) and its subsidiaries’ consolidated in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006.

/s/ SEMPLE & COOPER, LLP

Phoenix, AZ
June 12, 2006